                                                                      EXHIBIT 11

Computation of Earnings Per Share

                                                                Year Ended
                                                -------------------------------------------
                                                June 29,         June 30,         June 25,
                                                  2001             2000             1999
                                                ---------        ---------        ---------
Income (loss) from continuing operations        $  (7,827)       $  14,461        $    (704)
Less:
Accretion of convertible preferred stock                -                -             (613)
                                                ---------        ---------        ---------

Continuing income (loss) available to
common shareholders                                (7,827)          14,461           (1,317)
Gain from discontinued operations                     177            1,063              397
                                                ---------        ---------        ---------

Net income (loss) available to common
shareholders                                    $  (7,650)       $  15,524        $    (920)
                                                =========        =========        =========

Weighted average common shares outstanding         32,905           30,039           22,483
Common share equivalents                                -            3,929                -
                                                ---------        ---------        ---------

Weighted average common shares and common
share equivalents                                  32,905           33,968           22,483
                                                =========        =========        =========

Net income (loss) per share-basic:
Continuing operations                           $   (0.24)       $    0.48        $   (0.06)
Discontinued operations                              0.01             0.04             0.02
                                                ---------        ---------        ---------

Net income (loss) available to common
shareholders                                    $   (0.23)       $    0.52        $   (0.04)
                                                =========        =========        =========

Net income (loss) per share-diluted:
Continuing operations                           $   (0.24)       $    0.43        $   (0.06)
Discontinued operations                              0.01             0.03             0.02
                                                ---------        ---------        ---------

Net income (loss) available to common
shareholders                                    $   (0.23)       $    0.46        $   (0.04)
                                                =========        =========        =========